Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Second Quarter 2008 Results

Philadelphia, PA, August 7, 2008 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2008.

Financial Results

•

Net loss allocable to common shareholders for the second quarter of 2008 was $(2.9) million, or $(0.08) per diluted share, compared to net income available to common shareholders of $0.5 million, or $0.01 per diluted share, for the second quarter of 2007. For the six months ended June 30, 2008, net loss allocable to common shareholders was $(5.0) million, or $(0.15) per diluted share, compared to net income available to common shareholders of $6.2 million, or $0.15 per diluted share, for the six months ended June 30, 2007. See below for a description of the primary factors affecting second quarter and six month results.

•

Funds From Operations (“FFO”) for the second quarter of 2008 was $35.7 million, a 5.2% increase from $33.9 million in the second quarter of 2007. FFO per diluted share was $0.87 in the second quarter of 2008, a 6.1% increase from $0.82 per share in the second quarter of 2007. FFO for the six months ended June 30, 2008 was $70.6 million, or $1.72 per diluted share, representing increases of 5.2% and 6.2%, respectively, from $67.1 million and $1.62 per diluted share for the six months ended June 30, 2007.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties increased 2.1% to $74.4 million in the second quarter of 2008, compared to $72.9 million in the second quarter of 2007. For the six months ended June 30, 2008, NOI was $150.3 million, a 2.7% increase compared to $146.4 million for the six months ended June 30, 2007.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

PREIT Reports Second Quarter 2008 Results

August 7, 2008

Net income and FFO for the quarter and six months ended June 30, 2008 included a $2.0 million non-cash gain in connection with forward-starting swaps and the applicable hedge accounting treatment. These swaps were entered into by the Company in 2005 and 2006 to hedge interest payments related to anticipated 2008 debt issuances. The gain reduced interest expense.

Net income for the second quarter of 2007 included a $1.5 million gain on the sale of a parcel at The Plaza at Magnolia, in Florence, South Carolina and a $0.6 million gain on the sale of an outparcel with an operating restaurant at New River Valley Mall in Christiansburg, Virginia. In addition, net income for the six months ended June 30, 2007 included a $6.7 million gain on the sale of Schuylkill Mall in Frackville, Pennsylvania, and $0.8 million of condemnation proceeds associated with highway improvements at Capital City Mall in Camp Hill, Pennsylvania.

FFO for the second quarter of 2007 included the $1.5 million gain from the parcel sale at The Plaza at Magnolia. FFO for the six months ended June 30, 2007 also included $0.8 million from condemnation proceeds at Capital City Mall.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “We are focused on execution in the short term, but recognize that real estate cycles play out over the long term. We have operated through previous economic downturns. We remain committed to our strategic plan, our objectives, and to the fundamentals of our business so that we are well positioned when economic conditions strengthen.”

Real Estate Mortgage Investment Conduit (REMIC)

The Company currently has a REMIC with a remaining balance of approximately $400 million at an interest rate of 7.43% per annum that is secured by a portfolio of 15 properties. The REMIC was assumed in connection with the merger with Crown American Realty Trust in 2003.

The Company has delivered written notice of its intent to repay the REMIC on September 10, 2008. The Company has obtained commitments for secured and unsecured loans totaling approximately $380 million. The Company plans to use these proceeds and its capacity under its revolving Credit Facility to repay the REMIC.

Retail Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio:

	Occupancy as of
	June 30, 2008	June 30, 2007
Enclosed malls weighted average: (1)
Total excluding anchors	86.6%	86.5%
Total including anchors (2)	87.8%	89.5%
Retail portfolio weighted average: (1)
Total excluding anchors	88.0%	87.6%
Total including anchors (2)	89.1%	90.3%
Strip/power centers weighted average:	97.1%	96.0%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)	Includes approximately 1.2 million square feet of vacant anchor space, as of June 30, 2008, of which approximately 0.8 million square feet has been leased but is not occupied. As of June 30, 2007, total vacant anchor space was approximately 0.8 million square feet.

PREIT Reports Second Quarter 2008 Results

August 7, 2008

	Twelve Months Ended:
	June 30, 2008	June 30, 2007
Sales per square foot (1)	$355	$363

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI increased 0.5% to $73.2 million for the second quarter of 2008, including $1.4 million in lease termination revenue, compared to $72.9 million, including $0.2 million in lease termination revenue, for the second quarter of 2007. Same store NOI for the six months ended June 30, 2008 increased 1.4% to $148.1 million, including $2.3 million in lease termination revenue, compared to $146.1 million, including $0.7 million in lease termination revenue in the six months ended June 30, 2007. Same store results represent retail properties that the Company owned for the full periods presented.

“The openings of Dave & Buster’s, P.F. Chang’s, Redstone Grill and California Pizza Kitchen at Plymouth Meeting Mall; BCBG and Spring at Cherry Hill Mall; and Krazy City at Voorhees Town Center have ignited a new level of excitement and customer traffic,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “We look forward to the openings of additional impact tenants over the coming year.”

2008 Outlook

The Company reaffirms its full-year 2008 estimates, as previously announced in May, that net (loss) income and FFO per diluted share will be as follows:

Estimates Per Diluted Share

Net (loss) income	$(0.03) - $0.07

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, and other adjustments	$3.63

Funds From Operations	$3.60 - $3.70

This guidance assumes overall NOI growth of 2.5% to 3.0%, and same-store NOI growth of 1.0% to 1.5%.

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s second quarter results, market trends, and future outlook. To listen to the call, please dial (800) 762-8779 (domestic) or (480) 248-5081 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

PREIT Reports Second Quarter 2008 Results

August 7, 2008

For interested individuals unable to join the conference call, a replay of the call will be available through August 21, 2008 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay Password: 3893649). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s retail portfolio is approximately 34 million square feet and consists of 55 properties, including 38 shopping malls, 13 strip and power centers, and four properties under development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”) (for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP,

PREIT Reports Second Quarter 2008 Results

August 7, 2008

gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including credit market conditions, changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2007. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

** Quarterly supplemental financial and operating**

** information will be available on www.preit.com**

# # #

PREIT Reports Second Quarter 2008 Results

August 7, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)	June 30, 2008	December 31, 2007
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,148,280	$3,074,562
Construction in progress	387,960	287,116
Land held for development	5,616	5,616

Total investments in real estate	3,541,856	3,367,294
Accumulated depreciation	(456,530)	(401,502)

Net investments in real estate	3,085,326	2,965,792
INVESTMENTS IN PARTNERSHIPS, at equity:	36,451	36,424
OTHER ASSETS:
Cash and cash equivalents	23,409	27,925
Tenant and other receivables (net of allowance for doubtful accounts of $12,788 and $11,424 at June 30, 2008 and December 31, 2007, respectively)	44,910	49,094
Intangible assets (net of accumulated amortization of $154,040 and $137,809 at June 30, 2008 and December 31, 2007, respectively)	88,570	104,136
Deferred costs and other assets, net	80,657	80,703

Total assets	$3,359,323	$3,264,074

LIABILITIES:
Mortgage notes payable	$1,758,981	$1,643,122
Debt premium on mortgage notes payable	7,639	13,820
Exchangeable notes	287,500	287,500
Credit Facility	355,000	330,000
Distributions in excess of partnership investments	46,787	49,166
Tenants’ deposits and deferred rents	17,520	16,213
Accrued expenses and other liabilities	118,669	111,378

Total liabilities	2,592,096	2,451,199
MINORITY INTEREST: (Liquidation value $51,795 at June 30, 2008)	56,106	55,256

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 39,367,000 shares at June 30, 2008 and 39,134,000 shares at December 31, 2007	39,367	39,134
Capital contributed in excess of par	824,273	818,966
Accumulated other comprehensive loss	(9,164)	(6,968)
Distributions in excess of net income	(143,355)	(93,513)

Total shareholders’ equity	711,121	757,619

Total liabilities, minority interest and shareholders’ equity	$3,359,323	$3,264,074

PREIT Reports Second Quarter 2008 Results

August 7, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net (loss) income	$(2,898)	$3,875	$(5,026)	$12,960
Adjustments:
Minority interest	(80)	403	(149)	1,470
Dividends on preferred shares	—	(3,403)	—	(6,806)
Gain on sales of interests in real estate	—	(579)	—	(579)
Gain on sale of discontinued operations	—	—	—	(6,699)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	36,541	31,881	71,717	63,096
Unconsolidated partnerships (a)	2,091	1,711	4,017	3,413
Discontinued operations	—	—	—	215

FUNDS FROM OPERATIONS (b)	$35,654	$33,888	$70,559	$67,070

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.87	$0.82	$1.72	$1.62
Weighted average number of shares outstanding	38,790	37,070	38,752	36,818
Weighted average effect of full conversion of OP Units	2,238	3,861	2,239	4,075
Effect of common share equivalents	36	437	22	445

Total weighted average shares outstanding, including OP Units	41,064	41,368	41,013	41,338

a)      Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.

b)      Includes the non-cash effect of straight-line rents of $1,094 and $389 million for the second quarter 2008 and 2007, respectively, and the non-cash effect of straight-line rents of $1,760 and $955 for the six months ended June 30, 2008 and 2007, respectively.

STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
REVENUE:
Real estate revenue:
Base rent	$73,025	$70,854	$146,842	$141,753
Expense reimbursements	33,512	32,885	67,940	67,659
Percentage rent	978	1,542	2,466	3,633
Lease termination revenue	1,413	243	2,298	718
Other real estate revenue	3,641	3,996	7,232	7,653

Total real estate revenue	112,569	109,520	226,778	221,416

Management company revenue	917	533	1,811	973
Interest and other income	135	484	382	1,788

Total revenue	113,621	110,537	228,971	224,177

EXPENSES:
Property operating expenses:
CAM and real estate tax	(32,397)	(30,992)	(65,269)	(63,496)
Utilities	(6,312)	(5,910)	(12,289)	(12,169)
Other property operating expenses	(6,275)	(5,679)	(11,854)	(11,295)

Total property operating expenses	(44,984)	(42,581)	(89,412)	(86,960)

Depreciation and amortization	(37,205)	(32,453)	(73,020)	(64,227)
Other expenses:
General and administrative expenses	(10,907)	(10,682)	(21,414)	(21,168)
Abandoned project costs, income taxes and other expenses	(235)	(98)	(1,503)	(669)

Total other expenses	(11,142)	(10,780)	(22,917)	(21,837)

Interest expense, net	(25,375)	(23,661)	(52,366)	(47,472)

Total expenses	(118,706)	(109,475)	(237,715)	(220,496)

(Loss) income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	(5,085)	1,062	(8,744)	3,681
Equity in income of partnerships	2,107	1,169	3,569	2,124
Gain on sales of interests in real estate	—	579	—	579
Gain on sales of non-operating real estate	—	1,484	—	1,484

(Loss) income before minority interest and discontinued operations	(2,978)	4,294	(5,175)	7,868
Minority interest	80	(405)	149	(780)

(Loss) income from continuing operations	(2,898)	3,889	(5,026)	7,088

Discontinued operations:
Operating results from discontinued operations	—	(16)	—	(137)
Gain on sale of discontinued operations	—	—	—	6,699
Minority interest	—	2	—	(690)

(Loss) income from discontinued operations	—	(14)	—	5,872

Net income	(2,898)	3,875	(5,026)	12,960
Dividends on preferred shares	—	(3,403)	—	(6,806)

Net (loss allocable) income available to common shareholders	$(2,898)	$472	$(5,026)	$6,154

BASIC (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$(0.08)	$0.01	$(0.15)	$(0.01)
From discontinued operations	—	—	—	0.16

TOTAL BASIC (LOSS) EARNINGS PER SHARE	$(0.08)	$0.01	$(0.15)	$0.15

DILUTED (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$(0.08)	$0.01	$(0.15)	$(0.01)
From discontinued operations	—	—	—	0.16

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$(0.08)	$0.01	$(0.15)	$0.15

Weighted average number of shares outstanding for diluted EPS (1)	38,790	37,507	38,752	36,818

(1)

For the three and six month periods ended June 30, 2008 and the six months ended June 30, 2007, there are net losses allocable to common shareholders from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT Reports Second Quarter 2008 Results

August 7, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net income	$(2,898)	$3,875	$(5,026)	$12,960
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	37,205	32,453	73,020	64,227
Unconsolidated partnerships	2,091	1,711	4,017	3,413
Discontinued operations	—	—	—	215
Interest expense, net
Wholly owned and consolidated partnerships	25,375	23,661	52,366	47,472
Unconsolidated partnerships	2,646	3,107	5,317	6,180
Discontinued operations	—	—	—	136
Minority interest	(80)	403	(149)	1,470
Gain on sales of interests in real estate	—	(579)	—	(579)
Gain on sales of non-operating real estate	—	(1,484)	—	(1,484)
Gain on sale of discontinued operations	—	—	—	(6,699)
Other expenses	11,142	10,780	22,917	21,837
Management company revenue	(917)	(533)	(1,811)	(973)
Interest and other income	(135)	(484)	(382)	(1,788)

Property net operating income	$74,429	$72,910	$150,269	$146,387

Same store retail properties	$73,219	$72,886	$148,113	$146,090
Non-same store properties	1,210	24	2,156	297

Property net operating income	$74,429	$72,910	$150,269	$146,387

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Gross revenue from real estate	$19,961	$16,921	$37,292	$33,565

Expenses:
Property operating expenses	(5,669)	(4,943)	(10,881)	(10,128)
Mortgage interest expense	(5,830)	(6,213)	(11,172)	(12,353)
Depreciation and amortization	(4,096)	(3,297)	(7,824)	(6,578)

Total expenses	(15,595)	(14,453)	(29,877)	(29,059)

Net income from real estate	4,366	2,468	7,415	4,506
Partners’ share	(2,196)	(1,234)	(3,720)	(2,253)

Company’s share	2,170	1,234	3,695	2,253
Amortization of excess investment	(63)	(65)	(126)	(129)

EQUITY IN INCOME OF PARTNERSHIPS	$2,107	$1,169	$3,569	$2,124